Exhibit 10.17

THE SUN HYDRAULICS CORPORATION 401(K) AND ESOP RETIREMENT PLAN

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.1	Act	1
1.2	Acquisition Loan	1
1.3	Administrator	1
1.4	Affiliated Employer	1
1.5	Aggregate Account	1
1.6	Anniversary Date	1
1.7	Beneficiary	1
1.8	Board	1
1.9	Catch-up Contributions	1
1.10	Code	1
1.11	Compensation	1
1.12	Contract	3
1.13	Deferred Compensation	3
1.14	Designated Investment Alternative	3
1.15	Directed Investment Option	3
1.16	Early Retirement Rate	3
1.17	Elective Deferrals	3
1.18	Elective Contribution	3
1.19	Eligible Employee	3
1.20	Employee	4
1.21	Employer	4
1.22	Employer Stock	4
1.23	ESOP	5
1.24	Excess Aggregate Contributions	5
1.25	Excess Contributions	5
1.26	Excess Deferred Compensation	6
1.27	Fiduciary	6
1.28	Financed Shares	6
1.29	Fiscal Year	6
1.30	Forfeiture	6
1.31	Former Participant	6
1.32	415 Compensation	7
1.33	414(s) Compensation	7
1.34	Highly Compensated Employee	7
1.35	Highly Compensated Participant	8
1.36	Hour of Service	8
1.37	Income	8
1.38	Investment Manager	9
1.39	Key Employee	9
1.40	Late Retirement Date	10
1.41	Leased Employee	10
1.42	Loan Suspense Account	11
1.43	Non-Elective Contribution	11
1.44	Non-Highly Compensated Participant	11
1.45	Non-Key Employee	11
1.46	Normal Retirement Age	12
1.47	Normal Retirement Date	12
1.48	1-Year Break in Service	12
1.49	Participant	12
1.50	Participant Direction Procedures	12
1.51	Participant’s Account	12
1.52	Participant’s Combined Account	12

i

1.53	Participant’s Directed Account	12
1.54	Participant’s Elective Account	12
1.55	Participant’s ESOP Account	12
1.56	Participant’s Transfer/Rollover Account	12
1.57	Period of Service	13
1.58	Period of Severance	13
1.59	Plan	13
1.60	Plan Year	13
1.61	Qualified Non-Elective Contribution	13
1.62	Regulation	13
1.63	Retired Participant	13
1.64	Retirement Date	13
1.65	Terminated Participant	14
1.66	Top Heavy Plan	14
1.67	Top Heavy Plan Year	14
1.68	Total and Permanent Disability	14
1.69	Trust	14
1.70	Trustee	14
1.71	Trust Fund	14
1.72	Valuation Date	14
1.73	Vested	14
1.74	Voluntary Contribution Account	14

ARTICLE II ADMINISTRATION		15

2.1	Powers and Responsibilities of the Employer	15
2.2	Designation of Administrative Authority	15
2.3	Allocation and Delegation of Responsibilities	16
2.4	Powers and Duties of the Administrator	16
2.5	Records and Reports	17
2.6	Appointment of Advisors	17
2.7	Information from Employer	18
2.8	Payment of Expenses	18
2.9	Majority Actions	18
2.10	Claims Procedure	18
2.11	Claims Review Procedure	18

ARTICLE III ELIGIBILITY		20

3.1	Conditions of Eligibility	20
3.2	Effective Date of Participation	20
3.3	Determination of Eligibility	20
3.4	Termination of Eligibility	20
3.5	Omission of Eligible Employee	21
3.6	Inclusion of Ineligible Employee	21
3.7	Rehired Employees and Breaks in Service	21

ARTICLE IV CONTRIBUTION AND ALLOCATION		23

4.1	Formula for Determining Employer Contribution	23
4.2	Participant’s Salary Reduction Election	24
4.3	Catch-Up Contributions	29
4.4	Time of Payment of Employer Contribution	29
4.5	Allocation of Contribution and Earnings	30
4.6	Actual Deferral Percentage Tests	33
4.7	Adjustment to Actual Deferral Percentage Tests	36
4.8	Actual Contribution Percentage Tests	39
4.9	Adjustment to Actual Contribution Percentage Tests	42
4.10	Maximum Annual Additions	44

4.11	Adjustment for Excessive Annual Additions	47
4.12	Rollovers and Plan-to-Plan Transfers from Qualified Plans	48
4.13	Voluntary Contributions	50
4.14	Directed Investment Account	50
4.15	Qualified Military Service	52
4.16	Eligible Individual Account Plan	52
4.17	Roth Deferral Contributions	52

ARTICLE V SPECIAL PROVISIONS RELATING TO THE ESOP		56

5.1	Establishment of ESOP	56
5.2	Acquisition Loans	56
5.3	Voting of Employer Stock	57
5.4	Right of First Refusal	58
5.5	Right to Demand Employer Stock	58
5.6	Put Option	58
5.7	Distribution and Payment Requirements	59
5.8	Diversification of Investments	60
5.9	Nonterminable Rights	61
5.10	Distribution of Dividends on Employer Stock	61
5.11	Prohibited Allocations of Securities in an S Corporation	62

ARTICLE VI VALUATIONS		64

6.1	Valuation of the Trust Fund	64
6.2	Method of Valuation	64
6.3	Valuation of Employer Stock	64

ARTICLE VII DETERMINATION AND DISTRIBUTION OF BENEFITS		65

7.1	Determination of Benefits Upon Retirement	65
7.2	Determination of Benefits Upon Death	65
7.3	Determination of Benefits in Event of Disability	66
7.4	Determination of Benefits Upon Termination	66
7.5	Distribution of Benefits	68
7.6	Distribution of Benefits Upon Death	71
7.7	Time of Segregation or Distribution	72
7.8	Distribution for Minor or Incompetent Beneficiary	73
7.9	Location of Participant or Beneficiary Unknown	73
7.10	Pre-Retirement Distribution	73
7.11	Advance Distribution for Hardship	74
7.12	Qualified Domestic Relations Order Distribution	77
7.13	Direct Rollover	77
7.14	New Distribution Event	78
7.15	Special Rules with Respect to the ESOP	79
7.16	Minimum Required Distributions	79

ARTICLE VIII AMENDMENT, TERMINATION, MERGERS AND LOANS		84

8.1	Amendment	84
8.2	Termination	85
8.3	Merger, Consolidation or Transfer of Assets	85
8.4	Loans to Participants	85

ARTICLE IX TOP HEAVY		88

9.1	Top Heavy Plan Requirements	88
9.2	Determination of Top Heavy Status	88
9.3	Determination of Top Heavy Status for Plan Years Beginning After December 31, 2001	91
9.4	Minimum Benefits for Plan Years Beginning After December 31, 2001	91

ARTICLE X MISCELLANEOUS		92

10.1	Participant’s Rights	92
10.2	Alienation	92
10.3	Construction of Plan	93
10.4	Gender and Number	93
10.5	Legal Action	93
10.6	Prohibition Against Diversion of Funds	93
10.7	Employer’s and Trustee’s Protective Clause	94
10.8	Insurer’s Protective Clause	94
10.9	Receipt and Release for Payments	94
10.10	Action by the Employer	95
10.11	Named Fiduciaries and Allocation of Responsibility	95
10.12	Headings	95
10.13	Approval by Internal Revenue Service	95
10.14	Uniformity	96

SIGNATURE PAGE		97

THE SUN HYDRAULICS CORPORATION 401(K) AND ESOP RETIREMENT PLAN

THIS SUN HYDRAULICS CORPORATION 401(K) AND ESOP RETIREMENT PLAN is hereby amended and restated by Sun Hydraulics Corporation (herein referred to as the “Employer”). The Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan (hereinafter referred to as the “Plan”) and its related Trust are intended to qualify as a profit-sharing plan and trust under Code Sections 401(a) and 501(a); the cash or deferred arrangement forming part of the Plan is intended to qualify under Code Section 401(k); and the ESOP component forming part of the Plan is intended to be an employee stock ownership plan as defined in Code Section 4975(e)(7). The Plan is intended also to comply with Title I of the Act. Contribution in Employer Stock to the ESOP portion of the Plan shall be made as determined by the Board. The provisions of the Plan and Trust shall be construed and applied consistent with the foregoing.

WITNESSETH:

WHEREAS, the Employer heretofore established the Plan effective January 1, 1979, (hereinafter called the “Effective Date”), then known as Sun Hydraulics Corporation Retirement Plan, in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

WHEREAS, effective January 1, 2004, except as otherwise provided, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, amended and restated the Plan to establish as a part thereof, an employee stock ownership plan as defined by Code Section 4975(e)(7) within the Plan, and to rename the Plan as “The Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan.

NOW, THEREFORE, the Employer, in accordance with the provisions of the Plan pertaining to amendments thereto, hereby further amends and restates the Plan in its entirety, effective January 1, 2007, except as expressly provided otherwise herein, to provide as follows:

ARTICLE I

DEFINITIONS

1.1 “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2 “Acquisition Loan” means an installment obligation incurred by the Trustee in connection with the purchase of Employer Stock, either made by the Employer or guaranteed by the Employer, as more fully described in Article V.

1.3 “Administrator” means the person or entity designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

1.4 “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.5 “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Article VIIII.

1.6 “Anniversary Date” means the last day of the Plan Year.

1.7 “Beneficiary” means the person (or entity) to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 7.2 and 7.6.

1.8 “Board” means the Board of Directors of the Employer.

1.9 “Catch-up Contributions” means elective deferrals that are made to this Plan by a Participant pursuant to Section 4.3 below that are in excess of an otherwise applicable plan limit and that are made by a Participant who is aged 50 or over by the end of his or her taxable year. An otherwise applicable plan limit is a limit in the Plan that applies to elective deferrals without regard to Catch-up Contributions, such as the limit on Annual Additions imposed by Section 4.10, the annual dollar limit on elective deferrals under Section 402(g) of the Code, and the limit imposed on elective deferrals to this Plan by the actual deferral percentage (ADP) test described in Section 401(k)(3) of the Code and Section 4.6 of this Plan.

1.10 “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.11 “Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 605l(a)(3) and 6052.

Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the

(a) excluding (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits. Effective May 1, 2002, severance pay is excluded from compensation. Effective July 1, 2002, the following items are excluded from compensation: unrestricted stock grants, restricted stock grants, and non-statutory stock options. Notwithstanding the foregoing, effective January 6, 2004, this Section 1.11(a) is hereby restated to provide as follows: excluding (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, welfare benefits, severance pay, unrestricted stock grants, restricted stock grants, non-statutory stock options, and compensation in lieu of notice.

(b) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4) for Plan Years beginning after December 31, 2000, 402(e)(3), 402(h)(l)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

For a Participant’s initial year of participation, Compensation shall be recognized as of such Employee’s effective date of participation pursuant to Section 3.2.

Compensation in excess of $150,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections pursuant to Section 4.2. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). Notwithstanding the foregoing, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).

For Plan Years beginning after December 31, 1996, for purposes of determining Compensation, the family member aggregation rules of Code Section 401(a)(17) and Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

If any class of Employees is excluded from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate during a Plan Year shall only include Compensation while the Employee is an Eligible Employee.

1.12 “Contract” or “Policy” means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.13 “Deferred Compensation” with respect to any Participant means the amount of the Participant’s total Compensation which has been contributed to the Plan in accordance with the Participant’s deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.11(a).

1.14 “Designated Investment Alternative” means a specific investment identified by name by the Employer (or such other Fiduciary who has been given the authority to select investment options) as an available investment under the Plan to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant. Employer Stock shall not be a Designated Investment Alternative.

1.15 “Directed Investment Option” means one or more of the following:

(a) a Designated Investment Alternative.

(b) any other investment permitted by the Plan and the Participant Direction Procedures to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant. For purposes of this subsection, such other investment shall not include Employer Stock.

1.16 “Early Retirement Date” This Plan does not provide for a retirement date prior to Normal Retirement Date.

1.17 “Elective Deferrals” shall mean any contributions made to this Plan, or any other 401(k) savings plan or other cash or deferred arrangement under Sections 401(k), 408(k)(6), 409(p) or 403(b) of the Code, at the election of the Participant in lieu of amounts otherwise payable to the Participant as cash compensation. Elective deferrals shall not, however, include any deferrals properly distributed as excess annual additions.

1.18 “Elective Contribution” means the Employer contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.11(a). In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.7(b) which is used to satisfy the “Actual Deferral Percentage” tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(5) and Regulation 1.401(m)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

1.19 “Eligible Employee” means any Employee, subject to the following:

Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties will not be eligible to participate in this Plan unless such agreement expressly provides for coverage in this Plan.

Employees classified by the Employer as “Interns” shall not be eligible to participate in this Plan.

Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service to be Employees shall not be Eligible Employees.

1.20 “Employee” means any person who is employed by the Employer or Affiliated Employer, and excludes any person who is employed as an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 4l4(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

1.21 “Employer” means Sun Hydraulics Corporation and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the State of Florida.

1.22 “Employer Stock” means:

(a) Common stock issued by the sponsoring employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.

(b) If there is no common stock which meets the requirement of paragraph (a) above, the term Employer Stock means common stock issued by the sponsoring employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of:

(i) that class of common stock of the sponsoring employer (or of any other such corporation) having the greatest voting power, and

(ii) that class of common stock of the sponsoring employer (or of any other such corporation) having the greatest dividend rights.

(c) Non-callable preferred stock shall be treated as Employer Stock if such stock is convertible at any time into stock, which meets the requirements of (a) and (b) above, and if such conversion is at a conversion price, which (as of the date of the acquisition by the Plan) is reasonable. For purposes of the last preceding sentence, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion which meets the requirements of the last preceding sentence.

(d) For purposes of this Section 1.22, the term “controlled group of corporations” has the meaning given to such term by Code Section 1563(a) (determined without regard to subsections (a)(4) and (e)(3)(C) of Code Section 1563).

(i) For purposes of paragraph (d) above, if the common parent owns directly stock possessing at least fifty (50) percent of the voting power of all classes of stock and at least fifty (50) percent of each class of nonvoting stock in the first tier subsidiary, such subsidiary (and all other corporations below it in the chain which would meet the eighty (80) percent test of Code Section 1563(a) if the first tier subsidiary were the common parent) shall be treated as includible corporations.

(ii) For purposes of paragraph (d) above, if the common parent owns directly stock possessing all of the voting power of all classes of stock and all of the nonvoting stock, in a first tier subsidiary, and if the first tier subsidiary owns directly stock possessing at least fifty (50) percent of the voting power of all classes of stock, and at least fifty (50) percent of each class of nonvoting stock, in a second-tier subsidiary of the common parent, such second-tier subsidiary (and all other corporations below it in the chain which would meet the eighty (80) percent test of Code Section 1563(a) if the second-tier subsidiary were the common parent) shall be treated as includible corporations.

1.23 “ESOP” means the employee stock ownership plan pursuant to Article V satisfying the requirements of Code Sections 409 and 4975(e)(7).

1.24 “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.8(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.8(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios). Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to Section 4.2 and taking into account any adjustments of any Excess Contributions pursuant to Section 4.7.

1.25 “Excess Contributions” means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the “Actual Deferral Percentage” tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.6(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an “annual addition” pursuant to Section 4.10(b).

1.26 “Excess Deferred Compensation” means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant’s Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an “annual addition” pursuant to Section 4.10(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant’s taxable year. Additionally, for purposes of Article VIIII and Section 4.5(g), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.6(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

1.27 “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.28 “Financed Shares” means shares of Employer Stock acquired by the Trust with the proceeds of an Acquisition Loan.

1.29 “Fiscal Year” means the Employer’s accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

1.30 “Forfeiture” means that portion of a Participant’s Account and Participant’s ESOP Account that is not Vested, and occurs on the earlier of:

(a) the distribution of the entire Vested portion of the Participant’s Account and Participant’s ESOP Account of a Former Participant who has severed employment with the Employer, or

(b) the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term “Forfeiture” shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.31 “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.32 “415 Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. “415 Compensation” must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 340l(a)(2)).

For “limitation years” beginning after December 31, 1997, for purposes of this Section, the determination of “415 Compensation” shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) for “limitation years” beginning after December 31, 2000 or 457.

1.33 “414(s) Compensation” means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

For Plan Years beginning after December 31, 1996, for purposes of this Section, the family member aggregation rules of Code Section 4l4(q)(6) (as in effect prior to the Small Business Job Protection Act of I 996) are eliminated.

1.34 “Highly Compensated Employee” means, for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a) was a “five percent owner” as defined in Section 1.39(c) at any time during the “determination year” or the “look-back year”; or

(b) for the “look-back year” had “415 Compensation” from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The “determination year” means the Plan Year for which testing is being performed, and the “look-back year” means the immediately preceding twelve (12) month period.

A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the “determination year,” in accordance with Regulation 1 .414(q)-lT, A-4 and IRS Notice 97-45 (or any superseding guidance).

In determining whether an Employee is a Highly Compensated Employee for a Plan Year beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

For purposes of this Section, for Plan Years beginning prior to January 1, 1998, the determination of “415 Compensation” shall be made by including amounts that would otherwise be excluded from a Participant’s gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B), and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 91l(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 4l4(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 4l4(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”

1.35 “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

1.36 “Hour of Service” means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

1.37 “Income” means the income or losses allocable to “excess amounts” which shall equal the allocable gain or loss for the “applicable computation period”. The income allocable to “excess amounts” for the “applicable computation period” is determined by multiplying the income for the “applicable computation period” by a fraction. The numerator of the fraction is the “excess amount” for the “applicable computation period.” The denominator of the fraction is the total “account balance” attributable to “Employer contributions” as of the end of the “applicable computation period”, reduced by the gain allocable to such total amount for the “applicable computation period” and increased by the loss allocable to such total amount for the “applicable computation period”. The provisions of this Section shall be applied:

(a) For purposes of Section 4.2(1), by substituting:

(1) “Excess Deferred Compensation” for “excess amounts”;

(2) “taxable year of the Participant” for “applicable computation period”;

(3) “Deferred Compensation” for “Employer contributions”; and

(4) “Participant’s Elective Account” for “account balance.”

(b) For purposes of Section 4.7(a), by substituting:

(1) “Excess Contributions” for “excess amounts”;

(2) “Plan Year” for “applicable computation period”;

(3) “Elective Contributions” for “Employer contributions”; and

(4) “Participant’s Elective Account” for “account balance.”

(c) For purposes of Section 4.9(a), by substituting:

(1) “Excess Aggregate Contributions” for “excess amounts”;

(2) “Plan Year” for “applicable computation period”;

(3) “Employer matching contributions made pursuant to Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.8(c)” for “Employer contributions”; and

(4) “Participant’s Account and Participant’s ESOP Account” for “account balance.”

Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the “fractional method” or the “safe harbor method.” Under such “safe harbor method,” allocable Income for such period shall be deemed to equal ten percent (10%) of the Income allocable to such Excess Deferred Compensation multiplied by the number of calendar months in such period. For purposes of determining the number of calendar months in such period, a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

1.38 “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.39 “Key Employee” means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee’s or former Employee’s Beneficiaries) is considered a Key Employee if the Employee, at any time during the Plan Year that contains the “Determination Date” or any of the preceding four (4) Plan Years, has been included in one of the following categories:

(a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual “415 Compensation” greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

(b) one of the ten employees having annual “415 Compensation” from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

(c) a “five percent owner” of the Employer. “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

(d) a “one percent owner” of the Employer having an annual “415 Compensation” from the Employer of more than $150,000. “One percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has “415 Compensation” of more than $150,000, “415 Compensation” from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

For purposes of this Section, the determination of “415 Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4) for Plan Years beginning after December 31, 2000, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2001, the definition of Key Employee is as provided in Section 9.3(a).

1.40 “Late Retirement Date” means a Participant’s actual Retirement Date after having reached Normal Retirement Date.

1.41 “Leased Employee” means, for Plan Years beginning after December 31, 1996, any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 4l4(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

(a) if such employee is covered by a money purchase pension plan providing:

(1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but for Plan Years beginning prior to January 1, 1998, including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions, and for Plan Years beginning prior to January 1, 2001, excluding amounts that are not includible in gross income under Code Section 132(f)(4);

(2) immediate participation;

(3) full and immediate vesting; and

(b) if Leased Employees do not constitute more than 20% of the recipient Employer’s nonhighly compensated work force.

1.42 “Loan Suspense Account” means the Account to which the Employer Stock acquired with the proceeds of an Acquisition Loan are initially allocated, as provided in Section 5.2(d).

1.43 “Non-Elective Contribution” means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant’s deferral election provided for in Section 4.2 and any Qualified Non-Elective Contribution used in the “Actual Deferral Percentage” tests.

1.44 “Non-Highly Compensated Participant” means, for Plan Years beginning after December 31, 1996, any Participant who is not a Highly Compensated Employee. However, for purposes of Section 4.6(a) and Section 4.7, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

1.45 “Non-Key Employee” means any Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not, and has never been a Key Employee.

1.46 “Normal Retirement Age” means the Participant’s 65th birthday. A Participant shall become fully Vested in the Participant’s Account and Participant’s ESOP Account upon attaining Normal Retirement Age.

1.47 “Normal Retirement Date” means the Participant’s Normal Retirement Age.

1.48 “1-Year Break in Service” means a Period of Severance of at least 12 consecutive months.

1.49 “Participant” means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

1.50 “Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.14 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.

1.51 “Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions. Notwithstanding the foregoing, the Participant’s Account shall not include Employer Stock resulting from Employer Non-Elective Contributions.

1.52 “Participant’s Combined Account” means the total aggregate amount of each Participant’s Elective Account, Participant’s Account, and Participant’s ESOP Account.

1.53 “Participant’s Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

1.54 “Participant’s Elective Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the “Actual Deferral Percentage” tests. A separate accounting shall be maintained with respect to that portion of the Participant’s Elective Account attributable to such Elective Contributions pursuant to Section 4.2 and any Employer Qualified Non-Elective Contributions.

1.55 “Participant’s ESOP Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan and Trust resulting from Employer Non-Elective Contributions that are made in Employer Stock or that resulted in an allocation of Employer Stock or allocations of Employer Stock Forfeitures, and which currently is invested in Employer Stock.

1.56 “Participant’s Transfer/Rollover Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/or with respect to such Participant’s interest in the Plan resulting from amounts transferred from another qualified plan or “conduit” Individual Retirement Account in accordance with Section 4.12.

A separate accounting shall be maintained with respect to that portion of the Participant’s Transfer/Rollover Account attributable to transfers (within the meaning of Code Section 414(1)) and “rollovers.”

1.57 “Period of Service” means the aggregate of all periods commencing with the Employee’s first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year will be expressed in terms of days.

1.58 “Period of Severance” means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.59 “Plan” means this instrument, including all amendments thereto.

1.60 “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

1.61 “Qualified Non-Elective Contribution” means any Employer contributions made pursuant to Section 4.7(b) and Section 4.9(f). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests.

1.62 “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.63 “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.64 “Retirement Date” means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant’s Normal Retirement Date or Late Retirement Date (see Section 7.1).

1.65 “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.66 “Top Heavy Plan” means a plan described in Article VIIII.

1.67 “Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy Plan.

1.68 “Total and Permanent Disability” means a condition, certified by a physician selected by the Employer, in which a person is unable to engage in any substantial gainful activity due to physical or mental impairment. The physician must certify that the condition:

(a) has lasted (or is expected to last) at least 12 consecutive months; or

(b) is expected to result in death.

1.69 “Trust” means the trust or trusts established between the Employer and the Trustee in connection with the Plan.

1.70 “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.71 “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1.72 “Valuation Date” means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participants’ accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

1.73 “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.74 “Voluntary Contribution Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from the Participant’s after-tax voluntary Employee contributions made pursuant to Section 4.13.

ARTICLE II

ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b) The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c) The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d) The benefit plan committee of the Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. An

Administrator may resign by delivering a written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

The Employer, upon the resignation or removal of an Administrator, shall promptly designate a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4	POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a) and that the ESOP component shall continue to be deemed an ESOP as defined by Code Section 4975(e)(7), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator’s duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c) to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

(d) to maintain all necessary records for the administration of the Plan;

(e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof

(f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(j) to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with Act Section 404(c), including, but not limited to, the receipt and transmitting of Participant’s directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

(k) to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(1) to assist any Participant regarding the Participant’s rights, benefits, or elections available under the Plan.

2.5	RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6	APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Plan Participants.

2.7	INFORMATION FROM EMPLOYER

The Employer shall supply full and timely information to the Administrator on all pertinent facts as the Administrator may require in order to perform its function hereunder and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.8	PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.9	MAJORITY ACTIONS

Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.10	CLAIMS PROCEDURE

Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

2.11	CLAIMS REVIEW PROCEDURE

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 2.10. The

Administrator shall then conduct a hearing within the next sixty (60) days, at which the claimant may be represented by an attorney or any other representative of such claimant’s choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing (or prior thereto upon five (5) business days written notice to the Administrator) the claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE III

ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY

Any Eligible Employee who has completed a three (3) month Period of Service (or, prior to January 1, 2008, a six (6) month Period of Service) and has attained age 18 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

3.2	EFFECTIVE DATE OF PARTICIPATION

An Eligible Employee shall become a Participant effective as of the first day of the Plan Year quarter coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.7.

3.3	DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.11.

3.4	TERMINATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Period of Service completed while a noneligible Employee, until such time as the Participant’s Account and Participant’s ESOP Account are forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant’s interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5	OMISSION OF ELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.5(c), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6	INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made. Notwithstanding the foregoing, any Deferred Compensation made by an ineligible person shall be distributed to the person (along with any earnings attributable to such Deferred Compensation).

3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.

(b) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Periods of Service shall include Periods of Service prior to the 1-Year Break in Service subject to the following rules:

(1) In the case of a Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Periods of Service before a period of 1 -Year Break in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Periods of Service. Such aggregate number of Periods of Service will not include any Periods of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

(2) A Former Participant shall participate in the Plan as of the date of reemployment.

(c) After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant’s Account and Participant’s ESOP Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

(1) one account for nonforfeitable benefits attributable to pre-break service; and

(2) one account representing the Participant’s Employer derived account balance in the Plan attributable to post-break service.

(d) If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant’s Account and Participant’s ESOP Account must be restored in full but may not be reinvested in Employer Stock, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts.

ARTICLE IV

CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan:

(a) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

(b) On behalf of each Participant who is eligible to share in matching contributions for the Plan Year as specified in Section 4.5(b), a matching contribution equal to 100% of each such Participant’s Deferred Compensation, which amount shall be deemed an Employer Non-Elective Contribution. Such matching contribution shall be made in cash.

Except, however, in applying the matching percentage specified above, only salary reductions up to the following percentage of payroll period Compensation, based on the Participant’s whole year Periods of Service, shall be considered.

Periods of Service	% of Compensation
Less than 3 years	3%
At least 3 years but less than 5 years	4%
At least 5 years but less than 7 years	5%
7 or more years	6%

In addition to the above matching contributions, the Employer may contribute to the Plan, on behalf of each Participant who is eligible to share in matching contributions for the Plan Year as specified in Section 4.5(b), a discretionary matching contribution equal to a uniform percentage of each such Participant’s Deferred Compensation, the exact percentage, if any, to be determined each year by the Employer, which amount, if any, shall be deemed an Employer Non-Elective Contribution. Such discretionary matching contribution may be made in Employer Stock or cash, as determined by the Board.

(c) In addition, the Employer in its sole discretion may contribute to the Plan on behalf of each Participant a discretionary profit-sharing contribution. The exact amount, if any, of such discretionary profit-sharing contribution shall be determined each year by the Employer and such amount, if any, shall be deemed an Employer Non-Elective Contribution. Such discretionary profit-sharing contribution may be made in Employer Stock or cash, as determined by the Board, and will be allocated to each Participant in accordance with the following formula: (Participant Compensation/Total Participant Compensation) x profit-sharing contribution.

(d) The funding of the ESOP component of the Plan shall be the responsibility of the Board.

(e) To the extent necessary, the Employer shall also contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2	PARTICIPANT’S SALARY REDUCTION ELECTION

(a) Each Participant may elect to defer from 1% to 100% of Compensation which would have been received in the Plan Year, but for the deferral election. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4) for Plan Years beginning after December 31, 2000, 402(e)(3), 402(h)(l)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

The amount by which Compensation is reduced shall be that Participant’s Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant’s Elective Account.

(b) The balance in each Participant’s Elective Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.

(c) Notwithstanding anything in the Plan to the contrary, amounts held in the Participant’s Elective Account may not be distributable (including any offset of loans) earlier than:

(1) a Participant’s separation from service, Total and Permanent Disability, or death;

(2) a Participant’s attainment of age 59  1 /2;

(3) the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan does not include an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), or a simple individual retirement account plan (as defined in Code Section 408(p));

(4) the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code

Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

(5) the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

(6) the proven financial hardship of a Participant, subject to the limitations of Section 7.11.

(d) For each Plan Year, a Participant’s Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

(e) In the event a Participant has received a hardship distribution from the Participant’s Elective Account pursuant to Section 7.11(b) or pursuant to Treasury Regulation 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan for a period of twelve (12) months following the receipt of the distribution. Effective after December 31, 2001, the period during which the Participant shall not be permitted to have Deferred Compensation contributed to this Plan shall be limited to six (6) months following the receipt of the distribution. Furthermore, for taxable years beginning prior to January 1, 2002, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant’s taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant’s Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

(f) If a Participant’s Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1 (b)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 312l(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of the Participant’s taxable year, notify the Administrator in writing of such excess and request that the Participant’s Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator shall recharacterize the amount specified by the Participant as a Catch-up Contribution pursuant to Section 4.3 below, or, to the extent Catch-up Contributions are not available to the Participant, may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant’s Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:

(1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

(2) the Participant shall designate the distribution as Excess Deferred Compensation; and

(3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

Any distribution made pursuant to this Section 4.2(f) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Deferred Compensation shall be forfeited.

(g) Notwithstanding Section 4.2(f) above, a Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.7(a) for the Plan Year beginning with or within the taxable year of the Participant.

(h) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant’s Elective Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary.

(i) Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.5 have been made.

(j) The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

(1) A Participant must make an initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

(2) A Participant may modify a prior election at any time during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. Any modification shall not have retroactive effect and shall remain in force until revoked.

(3) A Participant may elect to prospectively revoke the Participant’s salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant’s employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

(k) Automatic Enrollment by Negative Election. Notwithstanding anything to the contrary in this Plan, effective for Plan Years beginning on and after January 1, 2007, the Employer shall apply the automatic enrollment provisions of this subsection 4.2(k) to each of the Eligible Employees described in Subsection 4.2(k)(1) of this Plan. Under such procedures for automatic enrollment by negative election as the Administrator may adopt, the Employer shall automatically enroll each Eligible Employee described in subsection (k)(1) in the Plan, and each such Eligible Employee shall be deemed to have made a Salary Reduction Agreement to reduce his or her Compensation by the amount specified in subsection 4.2(k)(2) below, unless the Eligible Employee has filed a contrary election under Section 4.2(k)(3). Amounts contributed to the Plan under such a deemed election shall be treated as Elective Contributions for all purposes under the Plan.

(1) Covered Eligible Employees. The negative election provisions of this subsection 4.2(k) shall apply to:

(A)	each Eligible Employee who first becomes eligible to participate in the Plan on or after January 1, 2007,

(B)	each other Eligible Employee who has not elected to make Elective Contributions to this Plan, and

(C)	each other Eligible Employee who is deferring less than 3.0 percent of his or her Compensation.

(2) Contributions under Negative Elections. Unless an Eligible Employee described in Subsection 4.2(k)(1) files a contrary election under Subsection 4.2(k)(3) below, the Eligible Employee shall be deemed to have elected to reduce his or her Compensation for each pay period by the following percentage of payroll period Compensation, based on the Eligible Employee’s whole year Periods of Service:

Periods of Service	% of Compensation
Less than 3 years	3%
At least 3 years, but less than 5 years	4%
At least 5 years, but less than 7 years	5%
7 or more years	6%

(3) Contrary election. An Eligible Employee may at any time elect not to defer any Compensation or to defer an amount which is less than or more than the negative election amount specified in subsection 4.2(k)(2) (“contrary election”). An Eligible Employee’s contrary election generally is effective as of the first payroll period which follows delivery of the Eligible Employee’s contrary election to the Administrator. However, an Eligible Employee may make a contrary election which is effective: (1) for the first payroll period in which he/she becomes a Participant if the Eligible Employee makes a contrary election within a reasonable period following the Participant’s entry date and before the Compensation to which the election applies becomes currently available; or (2) for the first payroll period following January 1, 2007, if the Eligible Employee makes a contrary election not later than December 31, 2006. An Eligible Employee’s contrary election continues in effect until the Eligible Employee subsequently changes his/her Salary Reduction Agreement.

(4) Negative election notice. The Administrator must provide a notice to each Eligible Employee which explains the effect of the negative election and an Eligible Employee’s right to make a contrary election, including the procedure and timing applicable to the contrary election. The Administrator must provide the notice to an Eligible Employee a reasonable period prior to that Eligible Employee’s commencement of participation in the Plan subject to the negative election. The Administrator also must notify annually those Eligible Employees then subject to the negative election of the existing negative election deferral percentage and the Eligible Employee’s right to make a contrary election, including the procedure and timing applicable to the contrary election.

(5) Default investment. In the event an Eligible Employee has Elective Contributions withheld pursuant to this subsection 4.2(k) and has not submitted any investment directive, any cash received as Elective Contributions on his or her behalf shall be invested in the default Directed Investment Option, as provided for in Section 4.14.

4.3	CATCH-UP CONTRIBUTIONS

This Section 4.3 shall apply to catch-up contributions made on and after January 1, 2002. All Employees who are eligible to make salary reductions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Notwithstanding any other provision of the Plan, effective January 6, 2004, a Participant may elect to make catch-up contributions pursuant to this Section 4.3 as a percentage of compensation or as a stated amount of compensation.

If an Employee is eligible to make Catch-up Contributions under this Section 4.3 and the Employee’s Elective Deferrals to this Plan for a Plan Year exceed the annual limit imposed by the actual deferral percentage test under Section 4.6 with respect to the Plan Year or would otherwise exceed the annual limit on Elective Deferrals imposed by Code Section 402(g), the Administrator may recharacterize that part of the Deferred Compensation made on behalf of the Employee with respect to the Plan Year which exceeds the limit imposed by the actual deferral percentage test imposed by Section 4.6 (as determined under Section 4.7(a) below) (the “excess contributions”) or that part of the Employee’s Deferred Compensation requested by the Participant pursuant to Section 4.2(f) (the “excess deferrals”) as Catch-up Contributions, to the maximum extent possible under this Section 4.3. Any recharacterization of excess contributions or excess deferrals as Catch-up Contributions shall be completed within 2- 1/2 months after the end of the Plan Year. Any excess contributions or excess deferrals recharacterized as Catch-up Contributions shall be fully vested and nonforfeitable at all times, and shall remain subject to the restrictions on early withdrawals set forth in Section 4.2(c) above.

4.4	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

Notwithstanding anything contained herein to the contrary, Deferred Compensation must be remitted to the Trust no later than the 15th business day of the month following the month in which the Participant’s Deferred Compensation would otherwise have been payable to such Participant in cash as set forth in DOL Regulation §2510.3-l02(b)(l).

4.5	ALLOCATION OF CONTRIBUTION AND EARNINGS

(a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

(b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1) With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant’s Elective Account in an amount equal to each such Participant’s Deferred Compensation for the year.

(2) With respect to the Employer Non-Elective Contribution made pursuant to Sections 4.1(b) and 4.1(c) that are made in cash, to each Participant’s Account in accordance with Sections 4.1(b) and 4.1(c).

Any Participant actively employed during the Plan Year shall be eligible to share in the tiered matching contribution for the Plan Year. However, only Participants who are employed on the last day of the Plan Year shall be eligible to share in the discretionary matching contribution and discretionary profit-sharing contribution for the Plan Year.

(3) With respect to the Employer Non-Elective Contribution made pursuant to Sections 4.1(b) and 4.1(c) that are made in Employer Stock, to each Participant’s ESOP Account in accordance with Sections 4.1(b) and 4.1(c). Only Participants who are employed on the last day of the Plan Year shall be eligible to share in the discretionary matching contribution and discretionary profit-sharing contribution for the Plan Year.

(c) On or before each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3.7(d), be used to satisfy any contribution that may be required pursuant to Section 3.5 and/or 7.9, or be used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

(d) For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.5(g) if eligible pursuant to the provisions of Section 4.5(i).

(e) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late), Total and Permanent Disability or death shall share in allocation of contributions for that Plan Year.

(f) As of each Valuation Date, before the current valuation period allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts bear to the total of all Participants’ and Former Participants’ nonsegregated accounts as of such date. Earnings or losses with respect to a Participant’s Directed Account shall be allocated in accordance with Section 4.14.

Participants’ transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(g) Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s “415 Compensation” (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant’s Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee’s Deferred Compensation and matching contributions needed to satisfy the “Actual Contribution Percentage” tests pursuant to Section 4.8(a) shall not be taken into account.

However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

(h) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.

(i) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Period of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

(j) For the purposes of this Section, “415 Compensation” in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If “415 Compensation” for any prior determination period is taken into account in determining a Participant’s minimum benefit for the current Plan Year, the “415 Compensation” for such determination period is subject to the applicable annual “415 Compensation” limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual “415 Compensation” limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Plan Year the “415 Compensation” limit shall be an amount equal to the “415 Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

(k) Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

(l) Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

(m) Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Section 410(b)(l) and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

(1) The group of Participants eligible to share in the Employer’s contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year and have completed the greatest Period of Service in the Plan Year.

(2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer’s contribution for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants who have completed the greatest Period of Service in the Plan Year before terminating employment.

(3) Nothing in this Section shall permit the reduction of a Participant’s accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

4.6	ACTUAL DEFERRAL PERCENTAGE TESTS

(a) Maximum Annual Allocation: For each Plan Year beginning after December 31, 1996, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant’s Elective Account shall satisfy one of the following tests:

(1) The “Actual Deferral Percentage” for the Highly Compensated Participant group shall not be more than the “Actual Deferral Percentage” of the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) multiplied by 1.25, or

(2) The excess of the “Actual Deferral Percentage” for the Highly Compensated Participant group over the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) shall not be more than two percentage points. Additionally, the “Actual Deferral Percentage” for the Highly Compensated Participant group shall not exceed the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation l.40l(k)-l(b) are incorporated herein by reference.

However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 40l(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of such Participant’s Elective Contributions and Employer matching contributions reduced pursuant to Section 4.7(a) and Regulation l.401(m)-2, the provisions of which are incorporated herein by reference.

(b) For the purposes of this Section “Actual Deferral Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant’s Elective Account for such Plan Year, to such Participant’s “414(s) Compensation” for such Plan Year. The actual deferral ratio for each Participant and the “Actual Deferral Percentage” for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant’s Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

Notwithstanding the above, if the prior year test method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

(c) For the purposes of Sections 4.6(a) and 4.7, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.6(a) and 4.7, a Non-Highly Compensated Participant shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

(d) For the purposes of this Section and Code Sections 40l(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section

410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Any adjustment to the Non-Highly Compensated Participant actual deferral ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (d) only if they have the same plan year. Notwithstanding the above, for Plan Years beginning after December 31, 1996, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

(e) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement. For Plan Years beginning on or after January 1, 2006, if any Highly Compensated Participant participates in two or more qualified 401(k) savings plans or other “cash or deferred arrangements” maintained by the Employer that have different plan years, all elective deferrals made to any of the plans during the Plan Year of this Plan shall be treated as elective deferrals made to this Plan for purposes of the average deferral percentage test prescribed by this Section 4.6.

(f) For the purpose of this Section, for Plan Years beginning after December 31, 1996, unless otherwise provided below, when calculating the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

For the Plan Year beginning after December 31, 1996, the current year testing method shall be used.

For the Plan Year beginning after December 31, 1997, the current year testing method shall be used.

For the Plan Year beginning after December 31, 1998, the prior year testing method shall be used.

For the Plan Year beginning after December 31, 1999, the current year testing method shall be used.

For the Plan Year beginning after December 31, 2000, the prior year testing method shall be used.

(g) Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.7 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-l(g)(11). Furthermore, for Plan Years beginning after December 31, 1998, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

4.7	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.5 do (or might) not satisfy one of the tests set forth in Section 4.6(a) for Plan Years beginning after December 31, 1996, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

(a) On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions shall have a portion of such Participant’s Elective Contributions distributed (or recharacterized as Catch-Up Contributions pursuant to Section 4.3, if possible) until the total amount of Excess Contributions has been distributed or recharacterized, or until the amount of such Participant’s Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed or recharacterized. In determining the amount of Excess Contributions to be distributed or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for such Participant’s taxable year ending with or within such Plan Year.

(1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

(i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

(ii) shall be adjusted for Income; and

(iii) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

(2) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

(3) Matching contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Aggregate Contribution pursuant to Section 4.9.

(b) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant’s Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.6(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

(2) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.6(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant’s Deferred Compensation for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

(3) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.6(a). Such contribution shall be allocated in equal amounts (per capita).

(4) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.6(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita).

(5) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.6(a). Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.6(a) is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “annual addition” pursuant to Section 4.10. This process shall continue until one of the tests set forth in Section 4.6(a) is satisfied (or is anticipated to be satisfied). This Subsection 4.7(b)(5) shall not be utilized for any Plan Year beginning on or after January 1, 2006.

Notwithstanding the above, at the Employer’s discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, for Plan Years beginning after December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

(c) If during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 4.6(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 4.6(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

(d) Any Excess Contributions (and Income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.8	ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a) The “Actual Contribution Percentage” for Plan Years beginning after December 31, 1996 for the Highly Compensated Participant group shall not exceed the greater of:

(1) 125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group); or

(2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group) plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 40l(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of Elective Contributions and Employer matching contributions reduced pursuant to Regulation 1.401(m)-2 and Section 4.9(a). The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section 4.7(a)(2) of the Plan shall not apply for Plan Years beginning after December 31, 2001.

(b) For the purposes of this Section and Section 4.9, “Actual Contribution Percentage” for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

(1) the sum of Employer matching contributions made pursuant to Section 4.1(b) on behalf of each such Participant for such Plan Year; to

(2) the Participant’s “414(s) Compensation” for such Plan Year.

Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.8(a), the

“Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.

(c) For purposes of determining the “Actual Contribution Percentage,” only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 4.1(b) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 40l(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

(d) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 40l(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 40l(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 40l(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Any adjustment to the Non-Highly Compensated Participant actual contribution ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (d) only if they have the same plan year. Notwithstanding the above, for Plan Years beginning after December 31, 1996, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

(e) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant’s actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan. For Plan

Years beginning on or after January 1, 2006, if any Highly Compensated Employee participates in two or more qualified plans maintained by the Company that have different plan years, all matching Contributions or Employee contributions made to any of the plans during the 12-month Plan Year of this Plan shall be treated as made to this Plan for purposes of the average percentage test prescribed by this Section 4.8.

(f) For purposes of Sections 4.8(a) and 4.9, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the Plan Year.

Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of Section 4.8(a), a Non-Highly Compensated Participant shall include any such Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

(g) For the purpose of this Section, for Plan Years beginning after December 31, 1996, unless otherwise provided below, when calculating the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

For the Plan Year beginning after December 31, 1996, the current year testing method shall be used.

For the Plan Year beginning after December 31, 1997, the current year testing method shall be used.

For the Plan Year beginning after December 31, 1998, the prior year testing method shall be used.

For the Plan Year beginning after December 31, 1999, the current year testing method shall be used.

For the Plan Year beginning after December 31, 2000, the prior year testing method shall be used.

(h) Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.9 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-l(g)(11). Furthermore, for Plan Years beginning after December 31, 1998, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

4.9	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a) In the event (or if it is anticipated) that, for Plan Years beginning after December 31, 1996, the “Actual Contribution Percentage” for the Highly Compensated Participant group exceeds (or might exceed) the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group pursuant to Section 4.8(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to Section 4.8(b)(1), the Vested portion of such contributions (and Income allocable to such contributions) and, if forfeitable, forfeit such non-Vested contributions attributable to Employer matching contributions (and Income allocable to such forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant’s remaining amount equals the amount of contributions determined pursuant to Section 4.8(b)(l) of the Highly Compensated Participant having the second largest dollar amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

If the correction of Excess Aggregate Contributions attributable to Employer matching contributions is not in proportion to the Vested and non-Vested portion of such contributions, then the Vested portion of the Participant’s Account or Participant’s ESOP Account attributable to Employer matching contributions after the correction shall be subject to Section 7.5(h).

(b) Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and Income.

Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.5.

(c) Excess Aggregate Contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

Forfeited matching contributions that are reallocated to Participants’ Accounts or Participant’s ESOP Account for the Plan Year in which the forfeiture occurs shall be treated as an “annual addition” pursuant to Section 4.10(b) for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.

(d) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as after-tax voluntary Employee contributions due to recharacterization pursuant to Section 4.7(a).

(e) If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.8(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.9(a) each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.8(a).

(f) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant’s Account of each Non-Highly Compensated eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.8. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

(2) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.8. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant’s Deferred Compensation for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

(3) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.8. Such contribution shall be allocated in equal amounts (per capita).

(4) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.6(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita).

(5) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.8. Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.8 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “annual addition” pursuant to Section 4.10. This process shall continue until one of the tests set forth in Section 4.8 is satisfied (or is anticipated to be satisfied). This Subsection 4.9(f)(5) shall not be utilized for any Plan Year beginning on or after January 1, 2006.

Notwithstanding the above, at the Employer’s discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, for Plan Years beginning after December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

(g) Any Excess Aggregate Contributions (and Income) which are distributed on or after 2  1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.10	MAXIMUM ANNUAL ADDITIONS

(a) Notwithstanding the foregoing, for “limitation years” beginning after December 31, 1994, the maximum “annual additions” credited to a Participant’s accounts for any “limitation year” shall equal the lesser of: (1) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) twenty-five percent (25%) of the Participant’s “415 Compensation” for such “limitation year.” If the Employer contribution that would otherwise be contributed or allocated to the Participant’s accounts would cause the “annual additions” for the “limitation year” to exceed the maximum “annual additions,” the amount contributed or allocated will be reduced so that the “annual additions” for the “limitation year” will equal the maximum “annual additions,” and any amount in excess of the maximum “annual additions,” which would have been allocated to such Participant may be allocated to other Participants. For any short “limitation year,” the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short “limitation year” and the denominator of which is twelve (12). Notwithstanding the foregoing, for “limitation years” beginning after December 31, 2001, except to the extent permitted under Section 4.3 and Code Section 414(v), the “annual addition” that may be contributed or allocated to a Participant’s account under the Plan for any “limitation year” shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or (b) one-hundred percent (100%) of the Participant’s “415 Compensation” for the “limitation year.” The “415 Compensation” limit referred to in (b) of the previous sentence shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an “annual addition.”

(b) For purposes of applying the limitations of Code Section 415, “annual additions” means the sum credited to a Participant’s accounts for any “limitation year” of (l) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the “415 Compensation” percentage limitation referred to in paragraph (a) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 41 9A(f)(2)) after separation from service which is otherwise treated as an “annual addition,” or (2) any amount otherwise treated as an “annual addition” under Code Section 415(l)(l).

(c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an “annual addition.” In addition, the following are not Employee contributions for the purposes of Section 4.10(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411 (a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 41l(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

(d) For purposes of applying the limitations of Code Section 415, the “limitation year” shall be the Plan Year.

(e) For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(f) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(g) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

(1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”

(2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such “annual additions” for all plans described in this subparagraph.

(h) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

4.11	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

(a) If, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.10 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the “annual additions” under this Plan would cause the maximum “annual additions” to be exceeded for any Participant, the “excess amount” will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

(1) Any unmatched Deferred Compensation and, thereafter, proportionately from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation, will be reduced to the extent they would reduce the “excess amount.” The Deferred Compensation (and for “limitation years” beginning after December 31, 1995, any gains attributable to such Deferred Compensation) will be distributed to the Participant and the Employer matching contributions (and for “limitation years” beginning after December 31, 1995, any gains attributable to such matching contributions) will be used to reduce the Employer contribution in the next “limitation year”;

(2) If, after the application of subparagraph (1) above, an “excess amount” still exists, and the Participant is covered by the Plan at the end of the “limitation year,” the “excess amount” will be used to reduce the Employer contribution for such Participant in the next “limitation year,” and each succeeding “limitation year” if necessary;

(3) If, after the application of subparagraphs (1) and (2) above, an “excess amount” still exists, and the Participant is not covered by the Plan at the end of the “limitation year,” the “excess amount” will be held unallocated in a “Section 415 suspense account. “ The “Section 415 suspense account” will be applied to reduce future Employer contributions for all remaining Participants in the next “limitation year,” and each succeeding “limitation year” if necessary;

(4) If a “Section 415 suspense account” is in existence at any time during the “limitation year” pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund. If a “Section 415 suspense account” is in existence at any time during a particular “limitation year,” all amounts in the “Section 415 suspense account” must be allocated and reallocated to Participants’ accounts before any Employer contributions or any Employee contributions may be made to the Plan for that “limitation year.” Except as provided in (1) above, “excess amounts” may not be distributed to Participants or Former Participants.

(b) For purposes of this Article, “excess amount” for any Participant for a “limitation year” shall mean the excess, if any, of (l) the “annual additions” which would be credited to the Participant’s account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum “annual additions” determined pursuant to Section 4.10.

(c) For purposes of this Section, “Section 415 suspense account” shall mean an unallocated account equal to the sum of “excess amounts” for all Participants in the Plan during the “limitation year.”

4.12	ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

(a) With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(1)) to this Plan from other tax qualified plans under Code Section 401(a) by Eligible Employees, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements o this Section. The amounts transferred shall be set up in a separate account herein referred to as a Participant’s Transfer/Rollover Account. The Participant’s Transfer/Rollover Account may not be reinvested in Employer Stock. Furthermore, for vesting purposes, the Participant’s portion of the Participant’s Transfer/Rollover Account attributable to any transfer shall be subject to Section 7.4(b).

Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

(b) With the consent of the Administrator, the Plan may accept a “rollover” by Eligible Employees, provided the “rollover” will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any “rollovers” to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counsel or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section. The amounts rolled over shall be set up in a separate account herein referred to as a “Participant’s Transfer/Rollover Account.” Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

For purposes of this Section, the term “qualified plan” shall mean any tax qualified plan under Code Section 401(a), or, any other plans from which distributions are eligible to be rolled over into this Plan pursuant to the Code. The term “rollover” means: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions received by an Employee from other “qualified plans” which are eligible for tax-free rollover to a “qualified plan” and which are transferred by the Employee to this

Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another “qualified plan,” (B) were eligible for tax-free rollover to a “qualified plan” and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

(c) Amounts in a Participant’s Transfer/Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Section 7.10 and paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(d) At such date when the Participant or the Participant’s Beneficiary shall be entitled to receive benefits, the Participant’s Transfer/Rollover Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary. Any distributions of amounts held in a Participant’s Transfer/Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

(e) The Administrator may direct that Employee transfers and rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.14.

(f) This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(l1) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

(g) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any “Section 41l(d)(6) protected benefit” as described in Section 8.1.

(h) Effective as of the first day of the first plan year beginning after December 31, 2001, the Administrator, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this Plan.

4.13	VOLUNTARY CONTRIBUTIONS

(a) Any prior after-tax voluntary Employee contributions shall be maintained in each Participant’s Voluntary Contribution Account. The balance in each Participant’s Voluntary Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

(b) A Participant may elect at any time to withdraw after-tax voluntary Employee contributions from such Participant’s Voluntary Contribution Account and the actual earnings thereon in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to after-tax voluntary Employee contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for withdrawal. Forfeitures of Employer contributions shall not occur solely as a result of an Employee’s withdrawal of after-tax voluntary Employee contributions.

4.14	DIRECTED INVESTMENT ACCOUNT

(a) Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all of their accounts, excluding the Participants’ ESOP Accounts, in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account. All contributions to a Participant’s ESOP Account shall be invested in Employer Stock. However, any amount of the Participant’s ESOP Account that the Participant subsequently elects to direct the investment of pursuant to Section 5.8 shall be transferred from the Participant’s ESOP Account to the Participant’s Account.

(b) As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

(1) to the extent that the assets in a Participant’s Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and

(2) to the extent that the assets in the Participant’s Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

(c) Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

(d) The Participant Direction Procedures shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:

(1) the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in Directed Investment Options;

(2) the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the Directed Investment Options;

(3) applicable restrictions on transfers to and from any Designated Investment Alternative;

(4) any restrictions on the exercise of voting, tender and similar rights related to a Directed Investment Option by the Participants or their Beneficiaries;

(5) a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of Directed Investment Options; and

(6) general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:

(i) the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;

(ii) any designated Investment Managers; and

(iii) a description of the additional information which may be obtained upon request from the Fiduciary designated to provide such information.

(e) Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents (or in any other form including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

(f) The Administrator may, in its discretion, include in or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

4.15	QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service will be provided in accordance with Code Section 414(u).

4.16	ELIGIBLE INDIVIDUAL ACCOUNT PLAN

Notwithstanding any provision of this Plan to the contrary, effective January 1, 2003, the Plan may acquire and hold qualifying employer securities (as defined in Act Section 407(d)(5)). The Plan is explicitly designed to be an eligible individual account plan as defined in Act Section 407(d)(3) with respect to the acquisition and holding of qualifying employer securities. The discretionary matching stock contribution for Plan Year 2003 shall be invested in Employer Stock as required under the Plan, as amended, effective January 1, 2004.

4.17	ROTH DEFERRAL CONTRIBUTIONS

(1)	General Application.

(A) This Section 4.17 will apply to contributions beginning with the first day of the first taxable year beginning on or after January 1, 2007.

(B) As of the effective date under subsection 4.17(1)(A) hereof, the Plan will accept Roth Deferral Contributions made on behalf of Participants. A Participant’s Roth Deferral Contributions will be allocated to a separate account maintained for such contributions as described in subsection 4.17(2).

(C) Unless specifically stated otherwise, Roth Deferral Contributions will be treated as Elective Contributions for all purposes under the Plan.

(2)	Separate Accounting.

(A) Contributions and withdrawals of Roth Deferral Contributions will be credited and debited to the Roth Deferral Contributions sub-account maintained for each Participant within the Participant’s Elective Account.

(B) The Plan will maintain a record of the amount of Roth Deferral Contributions in each such sub-account.

(C) Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Deferral Contributions sub-account and the Participant’s other sub-accounts within the Participant’s Elective Account under the Plan.

(D) No contributions other than Roth Deferral Contributions and properly attributable earnings will be credited to each Participant’s Roth Deferral Contributions sub-account.

(3)	Direct Rollovers.

(A) Notwithstanding anything to the contrary in Section 7.13, a direct rollover of a distribution from a Roth Deferral Contributions sub-account under the Plan will only be made to another Roth Deferral Contributions account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c).

(B) Notwithstanding anything to the contrary in Section 4.12, the Plan will accept a rollover contribution to a Roth Deferral Contributions sub-account, but only if it is a direct rollover from another Roth Deferral Contributions account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

(C) The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Deferral Contributions sub-account if the amounts of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Deferral Contributions sub-account is not taken into account in determining whether distributions from a Participant’s other sub-accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Deferral Contributions sub-account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

(D) The provisions of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from the Participant’s Roth Deferral Contributions sub-account as a separate distribution from any amount distributed from the Participant’s other sub-accounts in the Plan, even if the amounts are distributed at the same time.

(4) Correction of Excess Contributions. In the case of a distribution of excess contributions, a Highly Compensated Employee may designate the extent to which the excess amount is composed of pre-tax Elective Contributions and Roth Elective Deferrals but only to the extent such types of deferrals were made for the year.

If the Highly Compensated Employee does not designate which type of Elective Contributions are to be distributed, the Plan will distribute pre-tax Elective Contributions first.

(5) Roth Deferral Contributions Defined. A Roth Deferral Contribution is an Elective Contribution that is:

(A) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Deferral Contribution that is being made in lieu of all or a portion of the pre-tax Elective Contributions the Participant is otherwise eligible to make under the Plan; and

(B) Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

(6) Hardship and In-Service Distributions. The Plan permits hardship distributions of Elective Contributions. Roth Deferral Contributions may be withdrawn for a hardship distribution subject to the same conditions that apply to pre-tax Elective Contributions. Roth Deferral Contributions may be withdrawn for an in-service distribution subject to the same conditions that apply to other Elective Contributions.

(7) Ordering Rules for Distributions. The Administrator operationally may implement an ordering rule procedure for withdrawals (including, but not limited to, hardship or other in-service withdrawals) from a Participant’s accounts attributable to pre-tax Elective Contributions or Roth Deferral Contributions. Pursuant to such procedure, the Administrator may determine whether the pre-tax Elective Contributions or Roth Deferral Contributions are distributed first, provided any such determination is made in a uniform nondiscriminatory manner. Alternatively, such procedure may permit the Participant to elect which type of Elective Deferrals shall be distributed first. Further, a terminated participant may elect a distribution of all or a portion of his or her account balance attributable to Roth Deferral Contributions in a different form or at a different time than a distribution of all or a portion of his or her other accounts under the Plan.

(8) Participant Loans. Roth Deferral Contributions shall be treated in the same manner as pre-tax Elective Contributions for purposes of the Plan’s participant loan policy regarding limitations on the ability to borrow from or use a Participant’s Account as security. Furthermore, the loan policy or program may be modified to provide for an ordering rule with respect to the default of a loan that is made from the Participant’s Roth Deferral Contributions sub-account and other Accounts under the Plan.

(9) Automatic Enrollment. Whenever a Participant is contributing to the Plan pursuant to an automatic enrollment feature (i.e., in the absence of an affirmative election by a Participant, a certain amount or percentage of Compensation will automatically be contributed to the Plan as an Elective Deferral), then such Elective Deferral shall be made as a pre-tax Elective Contribution, not as a Roth Deferral Contribution.

(10) Operational Compliance. The Administrator will administer Roth Deferral Contributions in accordance with applicable regulations or other binding authority not reflected in this amendment. Any applicable regulations or other binding authority shall supersede any contrary provisions of this amendment.

ARTICLE V

SPECIAL PROVISIONS RELATING TO THE ESOP

5.1	ESTABLISHMENT OF ESOP

The portion of the Plan comprised of Participant’s ESOP Accounts and of the Loan Suspense Account, if any, is hereby established and segregated as a stock bonus plan as defined in Regulation Section 1.401-1(b)(1)(iii) and a leveraged employee stock ownership plan (“ESOP”) satisfying the requirements of Code Sections 409 and 4975(e)(7). The ESOP is intended to be invested primarily in Employer Stock.

5.2	ACQUISITION LOANS

The Trustee as directed by the Board may incur Acquisition Loans, in accordance with the Trust Agreement, from time to time, which Acquisition Loans may either be made by the Employer to the Plan or made by another lender to the Plan and guaranteed by the Employer. An Acquisition Loan may be a direct loan of cash, a purchase-money transaction or an assumption of an obligation of the Plan. Within a reasonable time after receipt of the proceeds from an Acquisition Loan, such proceeds will be used by the Plan to finance (i) the acquisition of shares of Employer Stock, which are either newly issued shares, outstanding shares held by the Employer or outstanding shares held by a shareholder and purchased by the Trust, (ii) the prepayment of an Acquisition Loan; or (iii) the repayment of a prior Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. If the lender with respect to an Acquisition Loan is a disqualified person, as defined in Code Section 4975, the Acquisition Loan must provide that Trust assets will be transferred upon default only upon and to the extent of the failure of the Plan to meet the repayment schedule of the Acquisition Loan.

(a) Financed Shares. Shares of Employer Stock acquired by the Trustee with the proceeds of an Acquisition Loan shall be described as Financed Shares, as defined in Section 1.26. Except as provided in Code Sections 409(l) or Regulation Section 54.4975-7(b)(9) and (10), or as otherwise provided by applicable law, no shares acquired by the Trustee with the proceeds of an Acquisition Loan may be subject to a put, call or other option or buy-sell or similar arrangement while held by and when distributed from the Plan. The restriction contained in the preceding sentence is nonterminable, whether or not this Plan continues to be an employee stock ownership plan as described in Code Section 4975(e)(7).

(b) Collateral. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets, which are a permissible security within the provisions of Regulation Section 54.4975-7(b). No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Plan assets.

(c) Loan Payment. Repayment of principal and interest on any Acquisition Loan shall be made by the Trustee from contributions made pursuant to Article IV which are designated to be used for the repayment of the Acquisition Loan and may be made pursuant to the provisions of Section 5.10(b) from (i) to the extent permitted by law, cash dividends on Employer Stock acquired with the proceeds of an Acquisition Loan, which are allocated to Participant’s ESOP Accounts and earnings, if any, thereon; and (ii) cash dividends on Employer Stock held in the Loan Suspense Account and earnings, if any, thereon. Notwithstanding the foregoing, in the event that an Acquisition Loan is a purchase-money loan from the Employer to the Plan, contributions may be in the form of forgiveness of indebtedness by such Employer.

(d) Release of Financed Shares. Financed Shares shall initially be credited to a Loan Suspense Account and shall be transferred for allocation to the Participant’s ESOP Accounts only as payments of principal and interest are made on the Acquisition Loan by the Trustee, and any pledge of Financed Shares must provided for the release of shares so pledged on a consistent basis.

The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ ESOP Accounts as of each Valuation Date, shall equal the number of Financed Shares held in the Loan Suspense Account immediately prior to such Valuation Date multiplied by a fraction, the numerator of which is equal to the payments of principal and interest on the Acquisition Loan on such date (or, if the requirements of Regulation Section 54.4975-7(b)(8)(ii) are satisfied, payments of principal only), and the denominator of which is equal to the numerator plus the total projected payments of principal and interest on the Acquisition Loan over the duration of the Acquisition Loan repayment period (or, if the requirements of Regulation Section 54.4975-7(b)(8)(ii) are satisfied, total projected payments of principal only), subject to the provisions of Section 4.10.

(e) Prepayment of Acquisition Loan. In the event that the Acquisition Loan permits prepayment prior to final maturity, the Employer may sell Financed Shares and apply the proceeds to prepay the ESOP Loan in accordance with its terms.

5.3	VOTING OF EMPLOYER STOCK

(a) If the Employer Stock is a registration-type class of securities, as defined in paragraph (c) below, the Plan meets the requirements of this paragraph only if each Participant or Beneficiary in the Plan is entitled to direct the Plan as to the manner in which Employer Stock which is entitled to vote and is allocated to the Account of such Participant or Beneficiary is to be voted. Any allocated Employer Stock with respect to which voting instructions are not given, and shares of Employer Stock, which are not then allocated to Participants’ ESOP Accounts, shall be voted by the Trustee as provided in section 2.3(r) of the Schwab Plan Directed Employee Benefit Trust Agreement between the Employer and the Charles Schwab Trust Company dated September 27, 2002 (the “Schwab Trust Agreement”).

(b) If the Employer Stock is not a registration-type class of securities, as defined in paragraph (c) below, Employer Stock in the Trust shall be voted by the Trustee as provided in section 2.3(r) of the Schwab Trust Agreement. However, each Participant (or Beneficiary) will be entitled to give confidential instructions as to the voting of shares of Employer Stock then allocated to his Participant’s ESOP Account on corporate matters which involve the voting of such shares with respect to the approval or disapproval of a corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets of a trade or business, or such similar transaction as the Secretary of the Treasury may prescribe in regulations, in accordance with procedures established by the Administrator. In that event, any allocated Employer Stock with respect to which voting instructions are not given, and shares of Employer Stock, which are not then allocated to Participants’ ESOP Accounts, shall be voted by the Trustee as provided in section 2.3(r) of the Schwab Trust Agreement.

Instructions to the Trustee for voting of allocated shares of Employer Stock shall be made by written ballot distributed pursuant to procedures ensuring confidentiality established by the Administrator. Participants and Beneficiaries shall be named fiduciaries under the Act to the extent they exercise rights pursuant to this Section 5.3. The Trustee shall honor the instructions of the Participants and Beneficiaries given in accordance with this Section 5.3 to the extent that doing so does not violate the Trustee’s duties under the Act.

(c) For purposes of this Section 5.3, the term “registration-type class of securities” means (i) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, and (ii) a class of securities which would be required to be so registered except for the exemption from registration provided in Subsection (g)(2)(H) of Section 12 of the Securities Exchange Act of 1934.

5.4	RIGHT OF FIRST REFUSAL

Shares of the Employer Stock when held and distributed by the Trustee shall not be subject to a “right of first refusal,” as provided in Regulation Section 54.4975-7(b)(9).

5.5	RIGHT TO DEMAND EMPLOYER STOCK

Distribution of a vested Participant’s ESOP Accounts will be made in-kind in whole shares of Employer Stock, cash or a combination of both, as determined by the Administrator, provided, however, that the Administrator shall notify the Participant of his right to demand distribution of his vested Participant’s ESOP Account entirely in kind in whole shares of Employer Stock (with the value of any fractional share paid in cash). If the charter or by-laws of the Employer restrict ownership of substantially all of the outstanding Employer Stock to Employees and the Trust, or if the sponsoring employer is an S Corporation as defined in Code Section 1361(a), the Participant is not entitled to a distribution in the form of Employer Stock and the distribution of a Participant’s ESOP Account shall be made entirely in the form of cash.

5.6	PUT OPTION

If the shares of Employer Stock are not readily tradable on an established market, the Employer shall issue a “put option” to each Participant or Beneficiary receiving a distribution of Employer Stock from the Plan. The put option shall permit the Participant or Beneficiary to sell such Employer Stock at its then fair market value, as determined by an independent appraiser (as defined in Section 6.3), to the Employer, at any time during the 60 day period commencing on the date the Employer Stock was distributed to the recipient and, if not exercised within that period, the put option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse of the put option occurs, the independent appraiser shall determine the value of the Employer Stock, and the Administrator shall notify each distributee who did not exercise the initial put option prior to its temporary lapse in the preceding Plan Year of the revised value of the Employer Stock. The time during which the put option may be exercised shall recommence on the date such notice or revaluation is given and shall permanently terminate 60 days thereafter. The Trustee may be permitted by the Employer to purchase Employer Stock put to the Employer under a put option. At the option of the Employer, as the case may be, the payment for Employer Stock sold pursuant to a put option shall be made, as determined in the discretion of the Employer, as the case may be, in the following forms:

(a) if the Employer Stock was distributed as part of a total distribution, then payment will be made with a promissory note which provides for substantially equal annual installments commencing within 30 days from the date of the exercise of the put option and over a period not exceeding 5 years, with interest payable at a reasonable rate (as determined by the Employer) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

(b) in a lump sum no later than 30 days after such Participant exercises the put option.

5.7	DISTRIBUTION AND PAYMENT REQUIREMENTS

(a) If the Participant, and, if applicable pursuant to Code Sections 401(a)(11) and 417, with the consent of the Participant’s spouse, elects the distribution of the Participant’s ESOP Account balance in the Plan, such distribution shall be made in a lump sum at the times described in Article VII.

(b) Notwithstanding Section 5.7(a), if the Participant, and, if applicable pursuant to Code Section 401(a)(11) and 417, with the consent of the Participant’s spouse, elects the distribution of the Participant’s ESOP Account balance in the Plan shall commence not later than one year after the close of the Plan Year:

(i) in which the Participant separates from service by reason of the attainment of Normal Retirement Age under the Plan, disability or death, or

(ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this paragraph (ii) shall not apply if the Participant is reemployed by the Employer before distribution is required to begin under this paragraph (ii).

(c) For purposes of this Section 5.7, the distribution of a Participant’s ESOP Account balance that includes Employer Stock acquired with the proceeds of a loan described in Code Section 404(a)(9) shall not be delayed until the close of the Plan Year in which such loan is repaid in full.

(d) The distribution of the Participant’s ESOP Account balance shall be in a lump sum. Notwithstanding the previous sentence, the distribution of the Participant’s ESOP Account balance shall not be delayed beyond distributions made in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of:

(i) five (5) years, or

(ii) in the case of a Participant with a Participant’s ESOP Account balance in excess of $800,000, five (5) years plus one (1) additional year (but not more than five (5) additional years) for each $160,000 or fraction thereof by which such balance exceeds $800,000.

5.8	DIVERSIFICATION OF INVESTMENTS

(a) One year after the date upon which the Employer makes an Employer Non-Elective Contribution in Employer Stock to a Participant’s ESOP Account, the Participant shall have the right to make an election to diversify and direct the investment of such portion of his Participant’s ESOP Account.

(b) Notwithstanding Section 5.8(a), any qualified participant shall have the right to make an election to direct the investment of a portion of his Participant’s ESOP Account. Any Participant who has completed at least ten (10) years of participation in the Plan and who has attained the age of fifty-five (55) is a “qualified participant”. Such qualified participant may elect within ninety (90) days after the close of each Plan Year in the six (6) Plan Year period beginning with the first Plan Year in which he becomes a qualified participant, to diversify the investment of at least twenty five percent (25%) of his Participant’s ESOP Account, less any amount to which a prior diversification election applies. In the case of the last year of such six (6) Plan Year period, fifty percent (50%) shall be substituted for twenty five percent (25%) in the preceding sentence. The portion of a qualified participant’s Participant’s ESOP Account which is eligible for diversification pursuant to this Section 5.8 may be invested in any of the Directed Investment Options, as described in Section 1.14.

(c) Effective on and after January 1, 2007, any Participant (whether a qualified participant under Subsection 5.8(b) above or not) and any Beneficiary or other person who has an ESOP Account under this Plan, shall have the right to elect to direct the investment of a portion of the ESOP Account to the following extent. For both that portion of his or her Participant’s ESOP Account attributable to employer contributions (other than elective deferrals) which is invested in Employer Stock and that portion (if any) of his or her Participant’s ESOP Account attributable to elective deferrals which is invested Employer Stock, the person may elect to direct the Plan to divest any such Employer Stock and to reinvest the proceeds in any of the Directed Investment Options, as described in Section 1.14.

The Plan shall offer not less than three (3) Directed Investment Options (other than Employer Stock), each of which is diversified and has materially different return and risk characteristics. The Administrator may adopt such procedures as he determines to be necessary or appropriate imposing timing restrictions or similar conditions on Participant elections to divest Employer Stock; provided that the Plan shall provide for reasonable periodic opportunities occurring no less frequently than quarterly, and shall not impose restrictions or conditions on elections to divest which are not imposed on the Directed Investment Options except to the extent such additional restrictions are imposed by reason of applicable securities laws.

Not later than 30 days before the first date on which a Participant (or other individual) is eligible to exercise the right to direct the divestiture of any Employer Stock in his or her ESOP Account pursuant to this Section 5.8(c) of the Plan and Section 204(j) of ERISA, the Administrator shall provide such individual with a notice:

(1) setting forth such right to elect to diversify under this Section 5.8(c); and

(2) describe the importance of diversifying the investment of retirement account assets.

5.9	NONTERMINABLE RIGHTS

The provisions of Section 5.6 shall continue to be applicable to shares of Employer Stock even if the Plan ceases to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7).

5.10	DISTRIBUTION OF DIVIDENDS ON EMPLOYER STOCK

(a) Dividends Paid to Participants. Any dividends paid with respect to shares of Employer Stock allocated to Participant’s ESOP Accounts may, as determined by the Administrator, be either (i) paid by the Employer directly in cash to Participants or their Beneficiaries, on a non-discriminatory basis; (ii) paid to the Trustee and distributed by the Trustee to the Participants or their Beneficiaries no later than 90 days after the end of the Plan Year in which paid to the Trustee; or (iii) at the election of the Participant or their Beneficiaries, paid as provided in clause (i) or (ii), or paid to the Trustee and reinvested in Employer Stock. At the discretion of the Administrator, any dividends paid with respect to shares of Employer Stock allocated to Participant’s ESOP Accounts may be used to pay Plan expenses.

(b) Dividends Used to Repay Acquisition Loan. To the extent permitted by applicable law, any cash dividends paid with respect to shares of Employer Stock acquired with the proceeds of the Acquisition Loan and allocated to the Participant’s ESOP Accounts or held in the Loan Suspense Account may only as directed by the Board be used to repay the principal balance of an outstanding Acquisition Loan or interest thereon in whole or in part as provided in Section 5.2(c). Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to such Employer Stock shall be allocated to Participant’s ESOP Accounts by allocating Financed Shares with a fair market value equal to the dividends paid and by allocating any remaining shares so released in the same manner as discretionary profit-sharing contributions of the Plan.

5.11	PROHIBITED ALLOCATIONS OF SECURITIES IN AN S CORPORATION

(a) If at any time the Plan holds Employer Stock consisting of stock in an S corporation, no portion of the assets of the Plan attributable to (or allocable in lieu of) such Employer Stock may, during a nonallocation year, accrue (or be allocated directly or indirectly under any plan of the Employer meeting the requirements of Code Section 401(a)) for the benefit of any disqualified person.

(b) If the Plan fails to meet the requirements of subsection (a), the Plan shall be treated as having distributed to any disqualified person the amount allocated to the account of such person in violation of paragraph (a) at the time of such allocation. The Plan shall also be subject to an excise tax, as provided in Code Section 4979A, for violations of subsection (a).

(c) Nonallocation Year.

(1) For purposes of Section 5.11, the term “nonallocation year” shall mean any Plan Year of the Plan if, at any time during such Plan Year (i) the Plan holds Employer Stock consisting of stock in an S corporation, and (ii) disqualified persons own at least 50 percent of the number of shares of stock in the S corporation.

(2) For purposes of subsection (c)(1), the rules of Code Section 318(a) shall apply for purposes of determining ownership, except that (i) in applying paragraph (1) thereof, the members of an individual’s family shall include members of the family described in paragraph (4)(D), and (ii) paragraph (4) thereof shall not apply. For purposes of subsection (c)(1), notwithstanding the employee trust exception in Code Section 318(a)(2)(B)(i), an individual shall be treated as owning deemed-owned shares of the individual. Solely for purposes of applying subsection 5.11(e), this subparagraph (c)(2) shall be applied after the attribution rules of subsection 5.11(e) have been applied.

(d) Disqualified Person.

(1) For purposes of Section 5.11, the term “disqualified person” shall mean any person if (i) the aggregate number of deemed-owned shares of such person and the members of such person’s family is at least 20 percent of the number of deemed-owned shares of stock in the S corporation, or (ii) in the case of a person not described in clause (i), the number of deemed-owned shares of such person is at least 10 percent of the number of deemed-owned shares of stock in such corporation.

(2) In the case of a disqualified person described in clause (i) of subsection (d)(1), any member of such person’s family with deemed-owned shares shall be treated as a disqualified person if not otherwise treated as a disqualified person under subsection (d)(1).

(3) The term “deemed-owned shares” generally means, with respect to any person (I) the stock in the S corporation constituting Employer Stock of an employee stock ownership plan which is allocated to such person under the plan, and (II) such person’s share of the stock in such corporation which is held by such plan but which is not allocated under the plan to participants. For purposes of clause (II) in the previous sentence, a person’s share of unallocated S corporation stock held by such plan is the amount of the unallocated stock which would be allocated to such person if the unallocated stock were allocated to all participants in the same proportions as the most recent stock allocation under the plan.

(4) For purposes of this subsection 5.11(d), the term “member of the family” means, with respect to any individual (i) the spouse of the individual, (ii) an ancestor or lineal descendant of the individual or the individual’s spouse, (iii) a brother or sister of the individual or the individual’s spouse and any lineal descendant of the brother or sister, and (iv) the spouse of any individual described in clause (ii) or (iii). A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual’s spouse for purposes of this subsection 5.11(d)(4).

(e) Treatment of Synthetic Equity. For purposes of subsections (c) and (d), in the case of a person who owns synthetic equity in the S corporation, except to the extent provided in regulations, the shares of stock in such corporation on which such synthetic equity is based shall be treated as outstanding stock in such corporation and deemed-owned shares of such person if such treatment of synthetic equity of 1 or more such persons results in (A) the treatment of any person as a disqualified person, or (B) the treatment of any year as a nonallocation year. For purposes of this subsection 5.11(e), synthetic equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of paragraphs (2) and (3) of Code Section 318(a). If, without regard to this subsection 5.11(e), a person is treated as a disqualified person or a year is treated as a nonallocation year, this subsection shall not be construed to result in the person or year not being so treated.

(f) The term “synthetic equity” means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S corporation in the future. Except to the extent provided in regulations, synthetic equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

ARTICLE VI

VALUATIONS

6.1	VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

6.2	METHOD OF VALUATION

In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers. Notwithstanding the foregoing, Employer Stock that is not readily tradable on an established market shall be valued as provided in Section 6.3.

6.3	VALUATION OF EMPLOYER STOCK

If the Employer Stock is not readily tradable on an established securities market, the Trustee shall, as of each Valuation Date, make a good faith determination of the fair market value of the Employer Stock by obtaining the advice of an “independent appraiser,” as defined in Code Section 401(a)(28)(C) and in regulations issued pursuant to Act Section 3(18). If applicable, the Trustee shall promptly notify the Administrator as to the valuation of the Employer Stock.

ARTICLE VII

DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1	DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant’s Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.5, shall continue until such Participant’s Late Retirement Date. Upon a Participant’s Retirement Date or attainment of Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant’s Combined Account in accordance with Section 7.5.

7.2	DETERMINATION OF BENEFITS UPON DEATH

(a) Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.6 and 7.7, to distribute the value of the deceased Participant’s accounts to the Participant’s Beneficiary.

(b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.6 and 7.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.

(c) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

(d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(e) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

(1) the spouse has waived the right to be the Participant’s Beneficiary, or

(2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise), or

(3) the Participant has no spouse, or

(4) the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

(f) In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant’s death, the death benefit will be paid in the following order of priority to:

(1) the Participant’s surviving spouse;

(2) the Participant’s children, including adopted children, per stirpes;

(3) the Participant’s surviving parents, in equal shares; or

(4) the Participant’s estate.

If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s estate.

(g) Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

7.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

In the event of a Participant’s Total and Permanent Disability prior to the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. In the event of a Participant’s Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 7.5 and 7.7, shall direct the distribution to such Participant of all Vested amounts credited to such Participant’s Combined Account.

7.4	DETERMINATION OF BENEFITS UPON TERMINATION

(a) If a Participant’s employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant’s Combined Account be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

If, for Plan Years beginning after August 5, 1997, the value of a Terminated Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) and, if the distribution is made prior to March 22, 1999, has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any prior distribution, then the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

Effective on and after March 28, 2005, there will be no mandatory lump sum cashout distributions out of this Plan. Notwithstanding any other provision of the Plan, the Participant’s consent to the distribution shall now be required before the Plan may make any immediate lump sum cashout distribution.

(b) The Vested portion of any Participant’s Account and Participant’s ESOP Account shall be a percentage of the total amount credited to the Participant’s Account and Participant’s ESOP Account determined on the basis of the Participant’s number of whole year Periods of Service according to the following schedule:

Vesting Schedule

Periods of Service	Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

(c) Notwithstanding the vesting schedule above, the Vested percentage of a Participant’s Account and Participant’s ESOP Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement. The above vesting schedule also applies to Participants who terminated employment with a vested benefit as of October 1, 1997.

(d) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(e) The computation of a Participant’s nonforfeitable percentage of such Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) whole year Periods of Service as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(1)	the adoption date of the amendment,

(2)	the effective date of the amendment, or

(3)	the date the Participant receives written notice of the amendment from the Employer or Administrator.

7.5	DISTRIBUTION OF BENEFITS

(a) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant’s Beneficiary any amount to which the Participant is entitled under the Plan in one or more of the following methods:

(1) One lump-sum payment in cash or in property allocated to the Participant’s account except, however, for property distributions made prior to the earlier of (A) the effective date of an amendment limiting distribution in property to property allocated to the Participant’s account, or (B) the adoption date of this amendment and restatement, distributions in property are not limited to property in the Participant’s account.

(2) For distributions other than distributions of Employer Stock, payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant and the Participant’s designated Beneficiary).

(b) Any distribution to a Participant, for Plan Years beginning after August 5, 1997, who has a benefit which exceeds $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) or, if the distribution is made prior to March 22, 1999, has ever exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any prior distribution, shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution commences prior to the time the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Age or age 62. However, for distributions prior to October 17, 2000, if a Participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution has not yet been made, and if the value of the Participant’s benefit, determined at the time of the first distribution under that optional form of benefit, exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), then the value of the Participant’s benefit prior to October 17, 2000 is deemed to continue to exceed such amount.

Effective on and after March 28, 2005, there will be no mandatory lump sum cashout distributions out of this Plan. Notwithstanding any other provision of the Plan, the Participant’s consent to the distribution shall now be required before the Plan may make any immediate lump sum cashout distribution.

(c) The following rules will apply to the consent requirements set forth in subsection (b):

(1) The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.5(d).

(2) Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

(3) Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

(4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(d) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits made on or after January 1, 1997 shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

(1) A Participant’s benefits shall be distributed or must begin to be distributed not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a “five (5) percent owner” at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Such distributions shall be equal to or greater than any required distribution.

Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding paragraph and must be made over a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and the Participant’s designated Beneficiary) in accordance with Regulations.

(2) Distributions to a Participant and the Participant’s Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 40l(a)(9)(G) and the Regulations thereunder.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

(e) For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

(f) The restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have retirement benefits paid in an alternative method acceptable under Code Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(g) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

(h) If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant’s Account and Participant’s ESOP Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant’s Vested portion of the account will be equal to an amount (“X”) determined by the formula:

X equals P(AB plus D) – D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

7.6	DISTRIBUTION OF BENEFITS UPON DEATH

(a) (1) The death benefit payable pursuant to Section 7.2 shall be paid to the Participant’s Beneficiary within a reasonable time after the Participant’s death by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant’s death, by the Participant’s Beneficiary) subject, however, to the rules specified in Section 7.6(b):

(i) One lump-sum payment in cash or in property allocated to the Participant’s account except, however, for property distributions made prior to the earlier of (A) the effective date of an amendment limiting distribution in property to property allocated to the Participant’s account, or (B) the adoption date of this amendment and restatement, distributions in property are not limited to property in the Participant’s account.

(ii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or the Participant’s Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

(1) In the event the death benefit payable pursuant to Section 7.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

(b) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 40l(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant’s interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.5 as of the date of death. If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant’s Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant’s date of death occurs.

However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant’s interest which is payable to or for the benefit of a designated Beneficiary if the designated beneficiary elects to receive benefits under the 1-year rule (including the spousal exception), as explained below. In such event, such portion shall be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant’s spouse (determined as of the date of the Participant’s death) is the designated Beneficiary, the requirement that distributions commence within one year of a Participant’s death shall not apply. In lieu thereof, distributions must commence on or before the later of:

(1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or

(2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

(c) For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

(d) For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

(e) Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have death benefits paid in an alternative method acceptable under Code Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

7.7	TIME OF SEGREGATION OR DISTRIBUTION

Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant to consent to a distribution that is “immediately distributable” (within the meaning of Section 7.5), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

7.8	DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

7.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, effective January 1, 2002, or if later, the adoption date of this amendment and restatement, if the value of a Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant’s Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

7.10	PRE-RETIREMENT DISTRIBUTION

Unless otherwise provided, at such time as a Participant shall have attained the age of 59-1/2 years, the Administrator, at the election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute all or a portion of the Vested amount then credited to the accounts maintained on behalf of the Participant. In addition, a Participant may withdraw all or a portion of the amount in his Voluntary Contribution Account (after-tax account) at any time prior to severance of employment. In the event that the Administrator makes an in-service distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 4l1(a)(11) and the Regulations thereunder.

Notwithstanding the above, pre-retirement distributions from a Participant’s Elective Account shall not be permitted prior to the Participant attaining age 59 1/2 except as otherwise permitted under the terms of the Plan.

7.11	ADVANCE DISTRIBUTION FOR HARDSHIP

(a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of the Participant’s Elective Account and Participant’s Transfer/Rollover Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant’s Elective Account and Participant’s Transfer/Rollover Account shall be reduced accordingly. Withdrawal under this Section is deemed to be on account of an immediate and heavy financial need of the Participant only if the withdrawal is for:

(1) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any of the Participant’s dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care as described in Code Section 213(d);

(2) The costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant and the Participant’s spouse, children, or dependents; or

(4) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence; or

(5) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, child, or dependent (as defined in Code section 152 without regard to subsection (d)(1)(B) thereof);

(6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b) No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

(1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

(3) The Plan, and all other plans maintained by the Employer, provide that the Participant’s elective deferrals and after-tax voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend elective deferrals and after-tax voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution; and

(4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant’s elective deferrals for the taxable year of the hardship distribution.

(c) Notwithstanding the above, distributions from the Participant’s Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant’s Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant’s Deferred Compensation after such date, reduced by the amount of any previous distributions pursuant to this Section and Section 7.10.

(d) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

(e) Notwithstanding the above, a Participant who, after December 31, 2001, receives a distribution of elective deferrals on account of hardship, shall be prohibited from making elective deferrals and Employee contributions under this and all other plans of the Employer for six (6) months after receipt of the distribution. A Participant who, in calendar year 2001, receives a distribution of elective deferrals on account of hardship shall be prohibited from making elective deferrals and Employee contributions under this and all other plans of the Employer for the period specified in the provisions of the Plan relating to suspension of elective deferrals that were in effect prior to this amendment.

(f) Special Rules Hurricane-Related Hardship Distributions. The following provisions shall apply to distributions on account of financial hardship to qualified Plan Participants whose principal residence was in a federally proclaimed disaster area affected by Hurricane Katrina, Hurricane Rita or Hurricane Wilma, and as a result of any or all of such Hurricanes incurred an economic loss (a “Qualified Hurricane-related Distribution”). For purposes of these provisions, such rules will apply to Qualified Hurricane-related Distributions that took place at any time on or after August 25, 2005 and before January 1, 2007 with respect to Hurricane Katrina, at any time on or after September 23, 2005 and before January 1, 2007, with respect to Hurricane Rita, and at any time on or after October 23, 2005 and before January 1, 2007, with respect to Hurricane Wilma.

(1) Such Qualified Hurricane-related Distribution(s) on account of financial hardship from the Plan, when combined with all distributions obtained from all qualified plans maintained by the Employer or any other member of the Employer’s controlled group shall not exceed $100,000. Further, the aggregate amount of Qualified Hurricane-related Distribution(s) received by a Participant for any taxable year shall not exceed the excess of $100,000, over the aggregate amounts treated as Qualified Hurricane-related Distributions received by the Participant for all previous taxable years

(2) Repayment Rights. A Participant-recipient of a Qualified Hurricane-related Distribution shall have the right at any time during a three-year period commencing as of the day after the date that the Qualified Hurricane-related Distribution is received to make a repayment or repayments of said distribution to the Plan (or another Eligible Retirement Plan) in an amount not exceeding the principal amount of the Qualified Hurricane-related Distribution. Further, a Participant-recipient of a Qualified Hurricane-related Distribution for the purchase of a principal residence may make a repayment or repayments of said distribution to the Plan (or another Eligible Retirement Plan) in an amount not exceeding the principal amount of the Qualified Hurricane-related Distribution if said repayment occurred during the period commencing on August 25, 2005 and ending February 28, 2006 with respect to a Hurricane Katrina-related distribution, during a period commencing on September 23, 2005 and ending February 28, 2006 with respect to a Hurricane Rita-related distribution, or during a period commencing on October 23, 2005 and ending February 28, 2006 with respect to a Hurricane Wilma-related distribution.

(3) A Qualified Hurricane-related Distribution shall be deemed to not violate the prohibitions on early distribution under Section 4.2 that apply to elective contributions made to Code Section 401(k) plans.

(4) The Plan provides for special hurricane–related distributions to Plan Participants who lived or worked in the Hurricane Katrina disaster area that qualified for individual relief from the Federal Emergency Management Agency. Similar relief is not available for Hurricanes Rita and Wilma. These special distributions could also have been made available to Participants residing outside the disaster area if they had a child, parent, grandparent or other dependent that lived or worked in the disaster area. In order to qualify for the special relief provided herein, the distribution had to be made by March 31, 2006. The six-month suspension on further deferrals is not applicable. These distributions were not restricted to the reasons specified in subparagraph 4.2(c). Plan Participants who received a distribution under this paragraph who themselves were not the victim of Hurricane Katrina may not take advantage of the special repayment rules provided in paragraph (2) above. The increase in the withdrawal limit to $100,000 as specified in paragraph (1) above also did not apply to these withdrawals.

7.12	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

7.13	DIRECT ROLLOVER

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election under this Section, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” that is equal to at least $500 paid directly to an “eligible retirement plan” specified by the “distributee” in a “direct rollover.”

(b) For purposes of this Section the following definitions shall apply:

(1) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the “distributee,” except that an “eligible rollover distribution” does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period often years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) made after December 31, 1999; and any other distribution that is reasonably expected to total less than $200 during a year. For distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. In addition, for distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the “distributee’s” “eligible rollover distribution.” However, in the case of an “eligible rollover distribution” to the surviving spouse, an “eligible retirement plan” is an individual retirement account or individual retirement annuity. For distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. For distributions made after December 31, 2001, the definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

(3) A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are “distributees” with regard to the interest of the spouse or former spouse.

(4) A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the “distributee.”

7.14	NEW DISTRIBUTION EVENT

This Section 7.14 shall apply for distributions occurring on and after January 1, 2002 for severance from employment occurring on or after January 1, 2002. A Participant’s Elective Contributions and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

7.15	SPECIAL RULES WITH RESPECT TO THE ESOP

Article V provides special rules with respect to distributions that relate to the ESOP portion of the Plan. If a provision of this Article VII conflicts with any provision of Article V, the provisions of Article V shall supersede the Article VII provisions.

7.16	MINIMUM REQUIRED DISTRIBUTIONS

(a) General Rules.

1. Effective Date. Unless a later effective date is specified in subsection (f) below, the provisions of this Section 7.16 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

2. Coordination with Minimum Distribution Requirements Previously in Effect. If the effective date of this Section 7.16 is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Section 7.16 will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 7.16 equals or exceeds the required minimum distributions determined under this Section 7.16 , then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 7.16 is less than the amount determined under this Section 7.16 , then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section 7.16.

3. Precedence. The requirements of this Section 7.16 will take precedence over any inconsistent provisions of the Plan.

4. Requirements of Treasury Regulations Incorporated. All distributions required under this Section 7.16 will be determined and made in accordance with the Regulations under Code Section 401(a)(9).

5. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 7.16, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

A. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in subsection (f) of this Section 7.16, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

B. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in subsection (f) of this Section 7.16, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

C. If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

D. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection 7.16(b)(2), other than paragraph A, will apply as if the surviving spouse were the Participant.

For purposes of this subsection (b)(2) and subsection (d) of this Section 7.16, unless paragraph D of this subsection (b)(2) applies, distributions are considered to begin on the Participant’s required beginning date. If paragraph D applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph A above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph A of this subsection (b)(2), the date distributions are considered to begin is the date distributions actually commence.

3. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d) of this Section 7.16. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Regulations.

(c) Required Minimum Distributions During Participant’s Lifetime.

1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

A. the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

B. if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subsection 7.16(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

1. Death On or After Date Distributions Begin.

A. Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

B. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

C. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

D. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

E. No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2. Death Before Date Distributions Begin.

A. Participant Survived by Designated Beneficiary. Except as provided in subsection (f) below, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subsection (d)(1) of this Section 7.16.

B. No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

C. Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection 7.16(b)(2)(A), this subsection (d)(2) will apply as if the surviving spouse were the Participant.

(e) Definitions.

1. Designated beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Regulations.

2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (b)(2) of this Section 7.16. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

3. Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Regulations.

4. Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5. Required beginning date. The date specified in the Plan when distributions under Section 401(a)(9) of the Code are required to begin.

(f) Overriding Elections.

The following provisions apply:

1. Effective Date. This Section 7.16 applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year.

2. Election to permit Participants or Beneficiaries to elect 5-Year Rule or Life Expectancy Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in this Section 7.16 applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection 7.16(b)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with subsections (b)(2) and (d)(2).

ARTICLE VIII

AMENDMENT, TERMINATION, MERGERS AND LOANS

8.1	AMENDMENT

(a) The Employer shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee’s or Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c) Except as permitted by Regulations (including Regulation 1.41l(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 41l(d)(6) protected benefits” which results in a further restriction on such benefits unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 41l(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. A Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant’s interest in the Plan under a particular optional form of benefit will be permissible if the amendment satisfies the conditions in (1) and (2) below:

(1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(2) The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the ninetieth (90th) day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the Act requirements at 29 CFR 2520.l04b-3 (relating to a summary of material modifications) or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

8.2	TERMINATION

a. The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Combined Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof

b. Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 7.5. Distributions to a Participant shall be made in cash or in property allocated to the Participant’s account or through the purchase of irrevocable nontransferable deferred commitments from an insurer except, however, for property distributions made prior to the earlier of (A) the effective date of an amendment limiting distribution in property to property allocated to the Participant’s account, or (B) the adoption date of this amendment and restatement, distributions in property are not limited to property in the Participant’s account. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” in accordance with Section 8.1(c).

8.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 41l(d)(6) protected benefits” in accordance with Section 8.1(c).

8.4	LOANS TO PARTICIPANTS

(a) The Trustee may, in the Trustee’s discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time.

(b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) may, in accordance with a uniform and nondiscriminatory policy established by the Administrator, be limited to the lesser of:

(1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2) one-half (l/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be unreduced.

(c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a “principal residence” of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years, if the loan program provides for an extended repayment period for such “principal residence” loans. For this purpose, a “principal residence” has the same meaning as a “principal residence” under Code Section 1034. Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).

(d) Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

(1) the identity of the person or positions authorized to administer the Participant loan program;

(2) a procedure for applying for loans;

(3) the basis on which loans will be approved or denied;

(4) limitations, if any, on the types and amounts of loans offered;

(5) the procedure under the program for determining a reasonable rate of interest;

(6) the types of collateral which may secure a Participant loan; and

(7) the events constituting default and the steps that will be taken to preserve Plan assets.

Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

(e) Notwithstanding anything in this Section to the contrary, any loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the plan in effect at the time such loan was made.

ARTICLE IX

TOP HEAVY

9.1	TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.5 of the Plan.

9.2	DETERMINATION OF TOP HEAVY STATUS

(a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

(b) Aggregate Account: A Participant’s Aggregate Account as of the Determination Date is the sum of:

(1) the Participant’s Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

(2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph.

(4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant’s Aggregate Account balance.

(6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(c) “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(d) “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 41l(b)(l)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f) “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

9.3	DETERMINATION OF TOP HEAVY STATUS FOR PLAN YEARS BEGINNING AFTER DECEMBER 31, 2001

This Section 9.3 shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001.

(a) Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having “415 Compensation” greater than $ 130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1 -percent owner of the Employer having “415 Compensation” of more than $150,000. The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b) Determination of present values and amounts. This section (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

(1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 4 1 6(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

9.4	MINIMUM BENEFITS FOR PLAN YEARS BEGINNING AFTER DECEMBER 31, 2001

This Section shall apply for purposes of determining whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for Plan Years beginning after December 31, 2001. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

ARTICLE X

MISCELLANEOUS

10.1	PARTICIPANT’S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

10.2	ALIENATION

(a) Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b) Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, by reason of a loan made pursuant to Section 8.4. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant’s Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant’s Combined Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.10 and 2.11.

(c) Subsection (a) shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d) Subsection (a) shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D).

10.3	CONSTRUCTION OF PLAN

This Plan shall be construed and enforced according to the Code, the Act and the laws of the State of Florida, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

10.4	GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5	LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

10.6	PROHIBITION AGAINST DIVERSION OF FUNDS

(a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

(b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c) Except for Sections 3.5, 3.6, and 4.1(e), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.7	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE

The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

10.8	INSURER’S PROTECTIVE CLAUSE

Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

10.9	RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.10	ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator, and (3) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

10.12	HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof

10.13	APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

10.14	UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

SIGNATURE PAGE

IN WITNESS WHEREOF, this amendment and restatement of the Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan has been executed on the day and year written below.

Signed, sealed, and delivered in the presence of:

SUN HYDRAULICS CORPORATION

	By	/s/ Tricia Fulton, CFO
Title

12/12/07
Witnesses As To Employer		Date